WAIVER AGREEMENT

                THIS AGREEMENT made this 29th day of April, 1995, by and among EMPIRE GAS CORPORATION, a Missouri corporation ("Empire"), SYN, INC., a corporation to be formed under the laws of Delaware (such corporation and its subsidiaries are referred to collectively as "SYN") and PAUL S. LINDSEY, JR. ("Lindsey") (Empire, Lindsey, the affiliates of either of them, and SYN are collectively referred to herein as the "Empire Group"); NORTHWESTERN GROWTH CORPORATION, a South Dakota corporation ("NGC"); and EMPIRE ENERGY CORPORATION, a Tennessee corporation ("Energy"), ROBERT W. PLASTER ("Plaster") and STEPHEN R. PLASTER ("S. Plaster") (Energy, Plaster and S. Plaster are collectively referred to herein as the "Plaster Group").

                WHEREAS, the Plaster Group and certain members of the Empire Group are parties to a Non-Competition Agreement dated May 7, 1994 and effective as of June 30, 1994 ("NCA") wherein the parties agreed, inter alia, that for the period of three years from the effective date of the NCA, such members of the Empire Group would not compete with the business of Energy in the marketing territory of Energy as set forth in the NCA.

                WHEREAS, Empire and NGC are contemplating entering into a transaction whereby, through SYN, (i) they will acquire an interest in the stock and/or assets of Synergy Group, Incorporated, a Delaware corporation, and certain of its affiliates and subsidiaries (collectively, "Synergy"), which is in the same business as Energy and which has certain of its operations located in the marketing territory of Energy as set forth in the NCA; and (ii) after such acquisition Empire will manage the business and assets so acquired by SYN for the benefit of SYN and its investors, of which NGC will be the major investor. Such transaction is hereafter referred to as the "Synergy Transaction."

                WHEREAS, the Empire Group and NGC desire to obtain a waiver of certain provisions of the NCA in order to consummate the proposed Synergy Transaction, and in consideration of such waiver are willing to cause SYN to grant Energy an option to purchase certain of the retail propane locations to be acquired as part of the Synergy Transaction.

                NOW THEREFORE, in consideration of the premises and of the mutual covenants and undertakings contained herein, the parties agree as follows:
                1. In connection with and conditioned upon the closing of the Synergy Transaction, the Plaster Group hereby waives Sections 2(b)(2) and 2(b)(3) of the NCA (as amended pursuant to paragraph 9 of this Agreement) as they might apply to the Empire Group's acquisition and subsequent operation of the retail propane outlets located in Energy's marketing territory that are listed on Schedules A and B hereto (the retail propane outlets listed on Schedule A are referred to as the "Optioned Outlets," those listed on Schedule B are referred to as the "Retained Outlets," and the Optioned Outlets and the Retained Outlets are referred to jointly as the "Outlets"); and the Exchanged Outlets, as defined in Schedule C hereto.

                2. In connection with and conditioned upon the closing of the Synergy Transaction, the Plaster Group agrees and covenants that no member of the Plaster Group shall file any action or lawsuit seeking to enforce or to obtain damages with respect to (i) Sections 2(b)(2) and 2(b)(3) of the NCA (as amended pursuant to Paragraph 9 of this Agreement)

       2 of 5

against the Empire Group or any member thereof based upon the Empire Group's acquisition or subsequent operation of any of the Outlets or the Exchanged Outlets; (ii) Section 2(a) of the NCA (as amended pursuant to Paragraph 9 of this Agreement) against SYN for any alleged breach thereof by any member of the Empire Group; or (iii) Section 2(d) of the NCA (as amended pursuant to Paragraph 9 of this Agreement) against SYN for any alleged breach thereof by any member of the Empire Group that does not arise from the solicitation or other inducement of Employees (as defined in the NCA) of the Plaster Group to become Employees of SYN or any of its affiliates; provided, however that, if SYN becomes the successor in interest to Empire, the agreements and covenants set forth in subsections (ii) and (iii) of this paragraph 2 shall become null and void.

                3. Except as provided in paragraphs 1 and 2 above and as amended pursuant to Paragraph 9 below, the terms of the NCA shall remain in full force and effect. Specifically, nothing in this Agreement is intended or shall be construed to waive or prevent any member of the Plaster Group from seeking to enforce or obtain damages (i) with respect to Sections 2(b)(2) and 2(b)(3) of the NCA (as amended pursuant to Paragraph 9 of this Agreement) other than in connection with the Empire Group's acquisition and subsequent operation of the Outlets and the Exchanged Outlets; (ii) with respect to Section 2(a) or 2(d) of the NCA (as amended pursuant to Paragraph 9 of this Agreement) against any member of the Empire Group other than SYN; or (iii) with respect to any other provision of the NCA (as amended pursuant to Paragraph 9 of this Agreement) against any member of the Empire Group; provided, however, that no member of the Empire Group shall be deemed to be in violation of Section 2(a) of the NCA (as amended pursuant to Paragraph 9 of this Agreement) as a result of having provided information about the Exchanged Outlets to SYN.

                4. In consideration of the Plaster Group's waiver of the provisions of the NCA with respect to the Synergy Transaction as specified in Paragraphs 1 and 2 of this Agreement (the "Waiver"), the Empire Group and NGC shall cause Energy to be granted, at the time the purchase agreement providing for the Synergy Transaction (the "Synergy Purchase Agreement") is executed and delivered, an exclusive option (the "Option") to purchase the assets associated with the Optioned Outlets on substantially the terms and conditions described in the Purchase Agreement attached hereto as Schedule D (the "Definitive Agreement"). The Option shall be assignable by Energy to any of its affiliates. The holder of the Option is hereinafter referred to as the "Optionee."

                5. The parties acknowledge that (i) the Definitive Agreement has been negotiated in light of the information about the Outlets and the Synergy Transaction that has been provided to the Plaster Group as of the date of this Agreement; (ii) neither the Plaster Group nor the Empire Group nor NGC has had an opportunity to complete its due diligence with respect to the Outlets as of the date of this Agreement; (iii) the form of the Definitive Agreement is based upon the current form of the Synergy Purchase Agreement; (iv) the Synergy Purchase Agreement will not be executed until after the Empire Group and NGC have completed their due diligence; and
(v) the form of the Synergy Purchase Agreement and the terms of the Synergy Transaction may change as a result of due diligence conducted by the Empire Group and NGC and other events occurring after the date of this Agreement. Accordingly, (x) the Empire Group and NGC agree to conduct such reasonable due diligence with respect to the Optioned Outlets as the Plaster Group may reasonably request and is permissible under the terms of the Synergy Transaction, and promptly to make available to the Plaster Group all


       3 of 5

material information obtained as a result of such due diligence; and (y) if the Option is exercised, the parties agree to negotiate in good faith to make such modifications to the Definitive Agreement as may be necessary to take account of changes in the terms of the Synergy Transaction and the Synergy Purchase Agreement that occur after the date of this Agreement.

                6. The Option may be exercised by delivering written notice to Empire and SYN no later than 5:00 p.m. Central Time on the later of the fifteenth day before the scheduled second closing of the Synergy Transaction or the fifth (5th) business day after Optionee has received written notice of the date of the scheduled second closing of the Synergy Transaction. If the Option is exercised, the Empire Group and NGC shall cause SYN to sell the Optioned Outlets to Optionee on the terms and conditions set forth in the Definitive Agreement (with such modifications as may be required pursuant to Paragraph 5 of this Agreement). Closing of the Optionee's purchase of the Optioned Outlets shall take place in escrow, which will be established on the same day as, and immediately following, the first closing of the Synergy Transaction. The escrowed purchase price and closing documents pertaining to the Optionee's purchase of the Optioned Outlets shall be released from escrow on the same day as, and immediately following, the second closing of the Synergy Transaction. If the second closing of the Synergy Transaction fails to occur, the escrowed purchase price and closing documents shall be returned to the parties that deposited them in escrow and the Empire Group and NGC shall pay or reimburse the Plaster Group for all fees, charges and expenses incurred by the Plaster Group in connection with placing the above-referenced funds and closing documents in escrow.

                7. The Waiver shall remain in full effect notwithstanding the failure or inability of the Optionee to exercise and close on the Option; provided, however, that nothing in this paragraph is intended or shall be construed to relieve any member of the Empire Group or NGC of liability for breach of this Agreement, the Option, or the Definitive Agreement.

                8. The parties hereto each acknowledge and agree that, in the event of any breach of this Agreement or the Definitive Agreement to be entered into if the Optionee exercises the Option, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages alone. Accordingly, the parties hereby agree that such non-breaching party shall be entitled to compel specific performance of this Agreement and the Definitive Agreement to be entered into if the Optionee exercises the Option.

                9. Subject to Paragraphs 4, 5 and 6 of this Agreement, upon the second closing of the Synergy Transaction, the parties to the NCA shall execute and deliver an amendment to the NCA to provide as follows:

                         (i) From and after the effective date of such amendment, any member of the Energy Group (as defined in the NCA) or any member of the Empire Group (as defined in the
                NCA) may, directly or indirectly, own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected as a partner, representative, shareholder, consultant, agent, broker, dealer with, or have any direct or indirect financial


       4 of 5

                interest in, or directly or indirectly finance, aid or assist in any way in any LP gas or appliance business located east of the Mississippi River provided that the operating area of such business (which shall be deemed to include all areas within a 50-mile radius of the location of such business) does not overlap with the operating area (which shall be deemed to include all areas within a 50-mile radius) of any LP gas or appliance business in which any member of the other Group then has a direct or indirect interest.

                         (ii) From and after the effective date of such amendment, the Energy Group shall have a non-exclusive perpetual royalty-free license to use the trademarks, service marks and logos of the Empire Group listed on Schedule E hereto in connection with the Energy Group's retail operations in areas east of the Mississippi River.

The remaining provisions of the NCA, including provisions relating to LP gas or appliance businesses located west of the Mississippi River, shall not be affected by such amendment unless the parties otherwise agree.

                10. Subject to Paragraphs 4, 5 and 6 of this Agreement, if the Optionee exercises the Option and purchases the Optioned Outlets from SYN, and if a member of the Empire Group subsequently purchases all of the stock and/or assets of Energy and such subsequent purchase transaction closes within 180 days after the date of this Agreement, the portion of the purchase price to be paid in such subsequent purchase transaction that is attributable to the Optioned Outlets shall be equal to the sum of (a) the total purchase price paid to SYN by the Optionee for such Optioned Outlets, including both the Optioned Outlets Cash Price and the value of the Exchanged Outlets (as defined in Schedule D) plus (b) the aggregate amount of all capital expenditures made by the Optionee with respect to the Optioned Outlets after closing of the Optionee's purchase of the Optioned Outlets. Nothing in this Agreement shall be construed to give any member of the Empire Group an option, right of first refusal or other right to purchase any stock and/or assets of Energy; to require any member of the Plaster Group to negotiate with any member of the Empire Group with respect to the purchase and sale of any stock or assets of Energy; or to prevent any member of the Plaster Group from negotiating with and consummating any transaction with any third party with respect to the purchase and sale of any stock or assets of Energy.

                11. The Empire Group and NGC shall cause SYN to execute and deliver this Agreement to all other parties promptly after SYN is incorporated, thereby making SYN a party to this Agreement, and prior to that happening this Agreement shall be the binding agreement of all of the other parties hereto.

                12. This Agreement shall be governed by the laws of the State of Missouri without regard to the choice of law provisions thereof.

                13. This Agreement will not become effective until it has been executed by all parties other than SYN. This Agreement will terminate and be null and void in the event that the second closing of the Synergy Transaction has not occurred by September 30, 1995.
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                IN WITNESS WHEREOF, the parties have entered into this
Agreement as of this ____ day of April 1995, except that SYN has entered into this Agreement as of the date set forth opposite its name below.


WITNESS:

_____________________________            By:      /s/ Robert W. Plaster
                                                  _____________________
                                                  Robert W. Plaster

WITNESS:

_____________________________            By:      /s/ Stephen R. Plaster
                                                  ______________________
                                                  Stephen R. Plaster

                                                  EMPIRE ENERGY CORPORATION
WITNESS:

_____________________________            By:      /s/ Stephen R. Plaster
                                                  ______________________
                                                  Stephen R. Plaster
                                                  President

WITNESS:

_____________________________            By:      /s/ Paul S. Lindsey, Jr.
                                                  ________________________
                                                  Paul S. Lindsey, Jr.


                                                  EMPIRE GAS CORPORATION
WITNESS:

_____________________________            By:      /s/ Paul S. Lindsey, Jr.
                                                  ________________________
                                                  Paul S. Lindsey, Jr.
                                                  President


Dated: ___________________, 1995         SYN, INC.
WITNESS:

_____________________________            By:    _______________________
                                         Name:  _______________________
                                         Title: _______________________



                                         NORTHWESTERN GROWTH CORPORATION
WITNESS:

_____________________________            By:    _______________________
                                         Name:  _______________________
                                         Title: _______________________